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                                                                   EXHIBIT 10.62


                            AMENDMENT NO. 4 TO LEASE

         THIS AMENDMENT NO. 4 TO LEASE, entered into this 1st day of November, 1999, by and between W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF HIGHWOODS/ TENNESSEE HOLDINGS, L.P. (Successor-in-interest to Highwoods/Forsyth Limited Partnership), as Lessor, and SYMBION, INC., (Formerly Uniphy Healthcare, Inc., as Lessee.

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee entered into a Lease Agreement dated
March 31, 1996 as amended on March 31, 1996 by that Amendment No. 1 to Lease, and subsequently amended on August 13, 1996 by that Amendment No. 2, and subsequently amended on May 9, 1997 by that Amendment No. 3 to Lease (all hereinafter referred to as the `Lease"), providing for the demise by Lessor to Lessee of office space in a certain office building now commonly known and designated as 3401 West End, Nashville, Tennessee (the "Building") all as more specifically set for in the Lease; and

         WHEREAS, said office space currently consists of 5,281 rentable square feet on the seventh floor of the West wing of the Building; and

         WHEREAS, Lessee desires to lease additional space in the building consisting of 6,234 rentable square feet on the seventh floor of the West wing of the building for a term of twenty-nine (29) months commencing August 1, 2000 and terminating on December 31 2002 and 15,064 rentable square feet on the first floor of the East wing of the building for a term of thirty-six (36) months commencing on January 1, 2000 and terminating on December 31, 2002 (the "Expansion Space").

         NOW, THEREFORE, in consideration of mutual covenants and undertakings hereinafter set forth by and between the parties hereto, the Lease is hereby amended as follows:

         1. The total square footage of the Premises pursuant to this Amendment No. 4 to Lease will increase to 20,345 rsf effective January 1, 2000 and will then increase to 26,579 rsf effective August 1, 2000.

         2. Lessor shall provide an allowance of up to $90,000 inclusive of all architectural and engineering costs to be used solely for improvements to the premises. Lessor shall instruct design professionals and contractors to submit billings for services to the Lessor. Lessor will promptly pay billings within and up to the $90,000 allowance and any overage will be the sole responsibility of the Tenant. Any overage in excess of the allowance must be approved in advance by the Lessee. Lessor agrees to assume all costs associated with boarding up the demising wall and door opening in the reception area (these aforementioned costs are excluded from the $90,000.00 build-out allowance) and the existing door and windows can be relocated by the Lessee elsewhere in the Suite at the expense of the Lessee.

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         3.   "Base Rental" payments will be paid by Lessee according to the following schedule:

              5,281 rsf on the 7th Floor

               From             To         Rate        Monthly        Annually
              ------         --------     ------      ----------     -----------
              1/1/00          7/31/00     $19.06      $8,387.99      $100,655.88

              Effective 8/1/00 7th floor square footage is 11,515

               From             To         Rate        Monthly        Annually
              ------         --------     ------      ----------     -----------
              8/1/00         12/31/99     $19.25      $18,471.98     $221,663.76
              1/1/00         12/31/01     $19.83      $19,028.54     $228,342.48
              1/1/02         12/31/02     $20.42      $19,594.69     $235,136.28

              15,064 rsf on 1st Floor

               From             To         Rate        Monthly        Annually
              ------         --------     ------      ----------     -----------
              1/1/00         12/31/00     $19.25      $24,165.17     $289,982.04
              1/1/01         12/31/01     $19.83      $24,893.26     $298,719.12
              1/1/02         12/31/02     $20.42      $25,633.91     $307,606.92

         4. Effective January 1, 2000 the Base Year for the Premises will be the full calendar year of 2000.

         5. Parking rights as referred to in Paragraph 10 of the Lease will be for a total of 80 spaces with spaces 1-30 at $10.00 each per month and spaces 31-80 at $25.00 each per month

         6. Right of First Refusal Lessee shall have a one-time five (5) business day right of first refusal on any contiguous space that comes available during the Lease term.

         7. Renewal Option. Lessee shall have one (1) five (5) year option to renew the Lease at the then prevailing market rates by providing Lessor with six (6) months written notice.

         8. Definitions. The terms used in this Amendment No. 4, unless otherwise defined herein, shall have the same definitions set forth in the Lease.

         9. This Amendment No. 4 to Lease shall be incorporated into and made a part of the Lease and all provisions of the Lease not expressly modified or amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Lease by proper person thereunto authorized to do so on the day and year first written above.


LESSOR:


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W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF
HIGHWOODS/TENNESSEE HOLDINGS, L.P.

By: /s/ W. Brian Reames
    --------------------------------------------------
    W. Brian Reames, as Authorized Agent for W. Fred
    Williams, Trustee, under that Certain Amended and
    Restated Trust Agreement effective as of
    November 27, 1996 By and between
    Highwoods/Tennessee Holdings, L.P. and W. Fred
    Williams

Title: Vice President

Date: 11/1/99
      -------------------------------------------------


LESSEE:

SYMBION, INC. (Formerly Uniphy Healthcare, Inc.)

By:    /s/ Kenneth C. Mitchell
       -------------------------------------------------

Title: Vice President of Finance
       -------------------------------------------------

Date:  10-21-99
       -------------------------------------------------



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